Exhibit 99.1

Enbridge Announces 2022 Financial Guidance, Increases Dividend, and Provides Update on Strategic Priorities

CALGARY, ALBERTA, December 7, 2021 - Enbridge Inc. (Enbridge or the Company) (TSX:ENB)(NYSE:ENB) announced its 2022 financial guidance and dividend, and provided an update on its strategic priorities, which will be further discussed at the Company’s investor conference today in Toronto. A virtual broadcast of the event is also available for registered participants.

Highlights

•	Reaffirmed 2021 full year guidance range for adjusted earnings before interest, income taxes and depreciation (EBITDA) of $13.9 billion to $14.3 billion and distributable cash flow (DCF) per share of $4.70 to $5.00

•	Announced 2022 financial guidance for EBITDA of $15.0 to $15.6 billion and DCF per share of $5.20 to $5.50, reflecting midpoint growth of 9% and 10% respectively, relative to 2021 guidance

•	5-7% average annual DCF per share growth outlook extended through 2024

•	The Company declared its 27th consecutive annual common share dividend increase, raising it by 3% to $0.86/quarter ($3.44 annually), effective March 1, 2022

•	Announced its intent to establish a normal course issuer bid program, allowing for the repurchase of up to $1.5 billion of its outstanding its common shares

•	Sanctioned $1.1 billion of new capital projects adding to its organic growth capital backlog, which is expected to drive significant EBITDA generation through 2024

•	Up to $6 billion per year of highly visible conventional and low-carbon organic growth opportunities support post-2024 cashflow growth

•	Entered into a Memorandum of Understanding with Capital Power to develop a carbon capture and sequestration hub in Alberta

CEO Comment

Commenting on the Company’s outlook, Al Monaco, President and CEO of Enbridge, noted the following:

“Strong execution of our strategic priorities in 2021 provides a solid foundation for next year and our 3-year outlook. Our assets have been highly utilized, reflecting strong end-user demand and the critical role they play in delivering reliable and affordable energy. Recent global energy shortages have confirmed again that our assets will remain essential, while our early low-carbon energy investments illustrate how our assets will be a bridge to a cleaner energy future.

“Last year, we set new ESG goals to reduce emissions to Net Zero and improve diversity. This year, we’ve lowered emissions, increased workforce and Board diversity, and integrated our ESG goals into enterprise-wide business plans and compensation to drive future performance.

“This year, we’ve placed $10 billion of growth capital into service, which will generate significant cash flow growth in 2022. This is also expected to drive our leverage metric to the lower end of our 4.5-5.0x debt-to-EBITDA target range, providing us with additional financial capacity to grow the business. Going forward, our value proposition will continue to emphasize a strong balance sheet and return of capital to shareholders.

“We are pleased to be growing our 2022 dividend by 3%, marking our 27th straight year of increases. This is consistent with our objective to grow dividends ratably up to the level of our medium-term average annual DCF per share growth outlook of 5 to 7% (through 2024), while targeting the midpoint of our payout range of 60-70%.

“We’ve also announced our intent to file a notice of intention to make a normal course issuer bid before year end. Implementing a normal course issuer bid will provide flexibility to repurchase up to $1.5 billion of our common shares and create an additional avenue to supplement the return of capital to shareholders, while increasing per share earnings and distributable cash flow.

“One of our mantra’s at Enbridge is the disciplined deployment and allocation of capital. Looking forward to our 3-year planning horizon, we expect to have $5-6 billion of annual investment capacity, of which $3-4 billion is prioritized to core low capital intensity and utility-like investments. The remaining $2 billion will be deployed to the next best alternatives and benchmarked against share repurchases.

“Our organic growth will be focused on enhancing existing asset returns, modernizing our assets, and low capital intensity opportunities within our conventional businesses to serve growing domestic and export market demand. We also plan to continue to invest in low-carbon opportunities that leverage our existing assets and provide a platform for future growth.

“Today’s announcement of $1.1 billion of newly sanctioned growth projects, along with the $1 billion announced earlier this year, demonstrates the size and quality of our opportunity set, and how we’re advancing our growth strategies across the business.

“We’re confident that our assets will be an integral source of energy supply for decades to come and are excited by the future low-carbon investment opportunities that we see. Through 2024, our secured capital program along with embedded revenue escalators and continued focus on productivity improvements provide us with confidence that we can grow DCF per share by 5-7% per year on average.

“We believe that our strategic plan continues to provide investors with a compelling total shareholder return value proposition, which combines highly predictable cash flows, an attractive organic growth outlook and a ratable return of capital to shareholders.”

Strategic Priorities and Three-Year Financial Outlook

The Company’s 2022 Strategic Plan priorities continue to reinforce the resilience, longevity and organic growth potential of its cash flows over the long-term. Enbridge’s 3-year plan priorities include:

•	Ensure safe and reliable operations while providing cost-efficient transportation solutions for Enbridge’s customers;

•	Execute on ESG goals to lower emissions and increase workforce diversity;

•	Maintain sector leading balance sheet strength and financial flexibility

•	Maximize asset returns and deliver on the secured capital program, to drive cash flow growth through 2024;

•	Disciplined investment of $5-6 billion of investment capacity to maximize shareholder value, prioritizing low-capital intensity and utility investments.

2022 Financial Outlook

Enbridge is providing 2022 guidance for EBITDA of $15.0 billion to $15.6 billion and DCF per share of between $5.20 to $5.50 per share.

Performance drivers in 2022 include: continued volume recovery on the Liquids’ Mainline System; a full year of the full Line 3 Replacement surcharge; a full year contribution from the Ingleside Energy Center acquisition; contributions from Gas Transmission projects brought into service in 2021; customer additions in the gas utility; and continued but moderating losses in Energy Services.

Separately, Enbridge announced that the quarterly dividend for 2022 will be increased from $0.835 to $0.86 per share, commencing with the dividend payable on March 1, 2022, to shareholders of record on February 15, 2022.

Business Updates

New Sanctioned Growth

Today, the Company announced that it has sanctioned $1.1 billion of new capital projects adding to its organic growth capital backlog, which is expected to drive EBITDA generation through 2024, consistent with its low-risk commercial model. The announcement includes:

•	$0.5 billion expansion to the Valley Crossing Pipeline to serve 0.72bcf/d of natural gas supply to the proposed Texas LNG export facility in Brownsville, Texas, subject to a final investment decision on the export facility;

•	$0.3 billion Dawn-to-Corunna expansion of the Dawn to Parkway system, ensuring reliable regional natural gas supply;

•	$0.2 billion investment in six new solar self-powering facilities across the liquids and natural gas pipelines, which will generate strong equity returns and lower emissions, and

•	$0.1 billion floating offshore wind project off the southern coast of France, reflecting the Company’s commitment to renewable leadership and innovation.

Memorandum of Understanding with Capital Power

Last week, Enbridge and Capital Power agreed to jointly evaluate and advance a carbon capture and sequestration (CCS) project, with Enbridge as the transportation and storage service provider and Capital Power as the CO2 provider, subject to the Government of Alberta’s competitive carbon hub selection process and a future final investment decision.

The proposed project would serve Capital Power’s Genesee Generating Station near Warburg, Alberta which currently provides over 1,200 megawatts of baseload electricity generation to Albertans. Capital Power is currently repowering the Genesee 1 and 2 units, to create North America’s most efficient natural gas combined cycle power generation units, positioning it to deliver reliable and affordable electricity for generations to come. The Genesee CCS Project is expected to capture up to 3 million tonnes of CO2 annually from the repowered units, which would be transported and stored through Enbridge’s Open Access Carbon Hub that could also serve several other local industrial companies. Subject to the award of carbon sequestration rights and regulatory approvals, the proposed project could be in service by late 2026 or early 2027.

Normal Course Issuer Bid

The Company intends to file a notice of intention to make a normal course issuer bid by the end of the year to repurchase up to $1.5 billion of its common shares.

The establishment of a normal course issuer bid is intended to supplement the Company’s dividend program. Repurchases made pursuant to the Company’s normal course issuer bid are expected to be opportunistic and will be predicated upon maintaining a strong balance sheet and the availability and attractiveness of alternative capital investment opportunities.

Details of Enbridge’s Investor Conference

Enbridge’s investor conference will be held today at 6:30 a.m. MT (8:30 a.m. ET). The conference will be webcast live at Link.

Details of the webcast:

When:	Tuesday Dec. 7, 2021

6:30 a.m. MT (8:30 a.m. ET) to 10:00 a.m. MT (12:00 p.m. ET)

Webcast:	Sign-up

Presentations and supporting materials are posted on Enbridge's website in 'Events and Presentations'.

A webcast replay will be available by 4:00 pm ET on Tuesday, December 7th and a transcript will be posted to Enbridge's website approximately 48 hours after the event.

About Enbridge Inc.

Enbridge Inc. is a leading North American energy infrastructure company. We safely and reliably deliver the energy people need and want to fuel quality of life. Our core businesses include Liquids Pipelines, which transports approximately 25 percent of the crude oil produced in North America; Gas Transmission and Midstream, which transports approximately 20 percent of the natural gas consumed in the U.S.; Gas Distribution and Storage, which serves approximately 3.8 million retail customers in Ontario and Quebec; and Renewable Power Generation, which owns approximately 1,766 megawatts (net) in renewable power generation capacity in North America and Europe. The Company's common shares trade on the Toronto and New York stock exchanges under the symbol ENB. For more information, visit www.enbridge.com.

Forward-Looking Information

Forward-looking information, or forward-looking statements, have been included in this news release to provide information about Enbridge and its subsidiaries and affiliates, including management’s assessment of Enbridge and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ‘‘anticipate’’, ‘‘expect’’, ‘‘project’’, ‘‘estimate’’, ‘‘forecast’’, ‘‘plan’’, ‘‘intend’’, ‘‘target’’, ‘‘believe’’, “likely” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in this document include, but are not limited to, statements with respect to the following: Enbridge’s strategic plan, priorities and outlook; 2021 and 2022 financial guidance, including projected DCF per share and adjusted EBITDA and expected growth thereof; expected dividends, dividend growth and dividend policy; intended normal course issuer bid and related filing of notice of intent to make a normal course issuer bid; supply of, demand for and prices of crude oil, natural gas, natural gas liquids, (NGL) liquefied natural gas (LNG) and renewable energy; expected energy transition; environmental, social and governance (ESG) goals and targets, including greenhouse gas (GHG) emissions intensity and reduction targets and diversity and inclusion goals, and our plans to achieve such goals and targets; anticipated utilization of our existing assets, including throughput on the Mainline; expected future cash flows; expected shareholder returns; expected performance of the Company’s businesses, including customer growth; financial strength and flexibility and investment capacity; expectations on sources of liquidity and sufficiency of financial resources; expected in-service dates and costs related to announced projects and projects under construction and for maintenance; expected capital expenditures and capital allocation priorities; anticipated cost savings; expected future growth and investment opportunities, including secured growth program; expected use of new technologies and the benefits thereof; expected future actions of regulators and courts and the timing and anticipated impact thereof; and toll and rate case filings, and the anticipated impact therefrom.

Although Enbridge believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the COVID-19 pandemic and the duration and impact thereof; the expected supply of, demand for and prices of crude oil, natural gas, NGL, LNG and renewable energy; expected energy transition; anticipated utilization of our existing assets; anticipated cost savings; exchange rates; inflation; interest rates; availability and price of labour and construction materials; operational reliability; customer and regulatory approvals; maintenance of support and regulatory approvals for the Company’s projects; anticipated in-service dates; weather; the timing and closing of acquisitions and dispositions; the realization of anticipated benefits and synergies of transactions and projects; governmental legislation; litigation; impact of the Company's dividend policy on its future cash flows; credit ratings; capital project funding; hedging program; expected EBITDA and expected adjusted EBITDA; expected earnings/(loss) and adjusted earnings/(loss); expected earnings/ (loss) or adjusted earnings/(loss) per share; expected future cash flows and expected future DCF and DCF per share; and estimated future dividends. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL, LNG and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for the Company’s services. Similarly, exchange rates, inflation, interest rates and the COVID-19 pandemic impact the economies and business environments in which the Company operates and may impact levels of demand for the Company’s services and cost of inputs, and are therefore inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to expected EBITDA, expected adjusted EBITDA, expected earnings/(loss), expected adjusted earnings/(loss), expected DCF and associated per share amounts, and estimated future dividends. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labour and construction materials; the effects of inflation and foreign exchange rates on labour and material costs; the effects of interest rates on borrowing costs; the impact of weather; customer, government and regulatory approvals on construction and in-service schedules and cost recovery regimes; and the COVID-19 pandemic and the duration and impact thereof.

Enbridge’s forward-looking statements are subject to risks and uncertainties pertaining to the realization of anticipated benefits and synergies of projects and transactions, successful execution of our strategic plan and priorities, operating performance, the Company's dividend policy, regulatory parameters, changes in regulations applicable to the Company's business, litigation, acquisitions and dispositions and other transactions, project approval and support, renewals of rights-of-way, weather, economic and competitive conditions, public opinion, changes in tax laws and tax rates, changes in trade agreements, political decisions, exchange rates, interest rates, commodity prices, supply of and demand for commodities, and the COVID-19 pandemic, including but not limited to those risks and uncertainties discussed in this and in the Company’s other filings with Canadian and United States securities regulators. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and Enbridge’s future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statements made in this news release or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to Enbridge or persons acting on the Company’s behalf, are expressly qualified in their entirety by these cautionary statements.

Non-GAAP Measures

This news release makes reference to non-GAAP, including adjusted earnings before interest, income taxes, depreciation and amortization (Adjusted EBITDA), distributable cash flow (DCF) and DCF per share. Adjusted EBITDA represents EBITDA adjusted for unusual, non-recurring or non-operating factors on both a consolidated and segmented basis. Management uses Adjusted EBITDA to set targets and to assess performance. DCF is defined as cash flow provided by operating activities before the impact of changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to non-controlling interests and redeemable non-controlling interests, preference share dividends and maintenance capital expenditures, and further adjusted for unusual, non-recurring or non-operating factors. Management uses DCF to assess performance of the Company and to set its dividend payout target. Management believes the presentation of these measures gives useful information to investors and shareholders as they provide increased transparency and insight into the performance of the Company.

Reconciliations of forward-looking non-GAAP measures to comparable GAAP measures are not available due to the challenges and impracticability with estimating some of the items, particularly certain contingent liabilities and non-cash unrealized derivative fair value losses and gains which are subject to market variability. Because of those challenges, a reconciliation of forward-looking non-GAAP measures is not available without unreasonable effort.

The non-GAAP described above are not measures that have a standardized meaning prescribed by generally accepted accounting principles in the United States of America (U.S. GAAP) and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers. A reconciliation of historical non-GAAP measures to the most directly comparable GAAP measures is available on the Company's website. Additional information on non-GAAP measures may be found on the Company's website, www.sedar.com or www.sec.gov.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media	Investment Community
Jesse Semko	Jonathan Morgan
Toll Free: (888) 992-0997	Toll Free: (800) 481-2804
Email: media@enbridge.com	Email: investor.relations@enbridge.com